Exhibit 99.1
RHI ENTERTAINMENT ANNOUNCES RESULTS FOR THE FIRST QUARTER
ENDED MARCH 31, 2009
New York, NY – May 6, 2009 – RHI Entertainment, Inc. (NASDAQ: RHIE), a leading developer, producer, and distributor of made-for-television (MFT) movies, miniseries, and other television programming, today reported its financial results for the first quarter ended March 31, 2009.
“We are enthusiastic about our prospects for 2009 as market signals suggest that our cost value proposition continues to hold its appeal,” said Robert Halmi, Jr., President and Chief Executive Officer of RHI Entertainment, Inc. “This quarter shows that we are effectively managing our operations, bolstering our relationships with key broadcasters and cable networks, and solidly positioning our company for growth. We also remain committed to meeting our longer-term objectives of paying down roughly $200 million in debt over four years, continuing to monetize our library, reducing overhead, and further diversifying our product mix through series programming, all of which will serve to strengthen the underlying fundamentals of our business.”
Mr. Halmi continued, “Our financial results for the first quarter reflect the natural seasonality of our business as the majority of our revenue is booked in the second half of the year. As we expected and planned for, the unfavorable market conditions that we experienced in the fourth quarter of 2008 carried over into 2009. The good news, however, is that demand for original movies and mini-series and library content from broadcast and cable networks began to come back on line in January. Since that time, we have ramped-up our production and sales efforts accordingly. Production orders from NBC, Sci-Fi, Spike and Lifetime give us confidence that we are on track to deliver a solid slate of 30 — 35 films this year. Additionally, our recent trip to Europe for the annual international MIP sales conference gives us confidence that our library remains in high demand from customers looking for high quality and attractively priced content.”
Three Months Ended March 31, 2009
Total revenue for the three months ended March 31, 2009 was $13.0 million, a reduction of 41 percent from $22.2 million in the first quarter of 2008.
Library revenue decreased 25 percent to $13.0 million in the three months ended March 31, 2009, versus $17.3 million in the first quarter of 2008. The decrease was largely due to the weak market for television content purchases in the fourth quarter of 2008, which reduced the Company’s ability to recognize library revenue in the first quarter. RHI began to see a ramp-up in demand for library content during the first quarter.

Also contributing to the decrease in library revenue was a $1.5 million reduction related to the distribution of programming on ION during the three months ended March 31, 2009 compared to the prior year period as a result of a weakened advertising market.
There was no production revenue during the first quarter of 2009, compared to $4.9 million in the prior year period. RHI significantly slowed down its production activity in the fourth quarter of 2008 due to the difficult economic conditions and did not begin any films for the 2009 slate during that quarter. As a result, no original MFT movies or original miniseries were delivered in the first quarter. This compares to five MFT movies delivered during the comparable period in 2008. The Company has since ramped-up its production process in response to increased demand beginning in the first quarter of 2009 and at present, there are eight mini-series and eighteen MFT movies in various stages of production, most of which will be delivered this year. For the full year 2009, the Company expects to deliver a slate of 30 — 35 films.
Cost of sales for the three months ended March 31, 2009 was $13.4 million, compared to $17.6 million during the comparable period of 2008. The decline in the gross profit percentage was primarily driven by costs associated with minimum guarantees under the ION arrangement and distribution expenses. The lower revenue in the first quarter of 2009 covered less of these fixed costs, resulting in the decline in the gross profit percentage. It should be noted that while the rate of margin on library revenue recognized in the quarter decreased slightly, due to the mix of films, the Company has no reason to believe that the full year margin on the 2009 slate and library product will not be consistent with prior years.
Selling, general and administrative expenses decreased $1.9 million to $11.0 million in the three months ended March 31, 2009, from $12.9 million in the same period in 2008. A significant portion of this reduction relates to severance costs incurred in the prior year period, offset by costs associated with operating as a public company. The Company has however, begun to see the benefits of its continued focus on tightly managing its overhead costs.
The Company reported a loss on Adjusted EBITDA of $34.3 million for the three months ended March 31, 2009, compared with a loss of $15.2 million in the first quarter of 2008, largely driven by decreased revenue and a ramp up in production spending during the first quarter of 2009.
Net Loss for the first quarter of 2009 totaled $12.7 million, compared to a loss of $20.2 million in the same period of 2008. The Net Loss in the first quarter of 2009 reflects the $9.3 million in non-controlling interest in loss of consolidated entity. Loss per share for the three months ended March 31, 2009 was $0.94.
Liquidity and Capital Resources

As of March 31, 2009, RHI’s credit facilities currently include: (i) two first lien facilities, a $175.0 million term loan and a $350.0 million revolving credit facility; and (ii) a $75.0 million senior second lien term loan. As of March 31, 2009, all of the Company’s debt was variable rate and totaled $576.8 million outstanding. To manage the related interest rate risk, the Company has entered into interest rate swap agreements. As of March 31, 2009, the Company had floating to fixed interest rate swaps outstanding in the notional amount of $435.0 million, effectively converting that amount of debt from variable rate to fixed rate. As of March 31, 2009, the Company had $9.1 million of cash compared to $22.4 million of cash at December 31, 2008. The decrease in cash reflects the Company’s production spending during the first quarter of 2009. As of March 31, 2009, the Company had $19.8 million available under its revolving credit facility, net of an outstanding letter of credit, subject to the terms and conditions of that facility.
Interest expense, which is net of capitalized interest and includes amortization of debt issuance costs, totaled $9.6 million for the three months ended March 31, 2009.
The Company is committed to tightly managing its film slate and its overall capital commitments to ensure that it has the appropriate resources in place to run and grow its business and continue to strengthen the Company’s balance sheet. The Company believes that its cash on hand, available borrowings under its revolving credit facility and projected cash flows from operations will be sufficient to satisfy its financial obligations through at least the next twelve months.
Conference Call & Webcast
RHI’s senior management will host a conference call to discuss its first quarter financial results on Wednesday, May 6, 2009 at 5:00 pm ET. Interested parties in the United States and Canada may dial (866) 406-5408. Those participants outside of the U.S. and Canada may dial (973) 582-2770. The conference call I.D. is 95932200.
A replay of the earnings call will be available beginning two hours after the completion of the call on Wednesday, May 6, 2009 through May 20, 2009. To hear the replay, callers in the U.S. and Canada may dial (800) 642-1687 and international callers may dial (706) 645-9291. The conference call ID number is 95932200.
This call is also available as a live webcast and can be accessed at RHI Entertainment’s Investor Relations Web site at http://ir.rhitv.com.
About RHI Entertainment
RHI Entertainment, Inc. (NASDAQ: RHIE) develops, produces and distributes made-for-television movies, miniseries and other television programming worldwide, and is the leading provider of new long-form television content in the United States. Under the leadership of Robert Halmi, Sr. and Robert Halmi, Jr., RHI has produced and distributed thousands of hours of quality television programming, and RHI’s productions have received more than 100 Emmy Awards. In addition to the development, production and distribution of new content, RHI owns rights to over 1,000 titles comprising more than

3,500 broadcast hours of long-form television programming, which are licensed to broadcast and cable networks and new media outlets globally.
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding RHI Entertainment, Inc.’s anticipated growth, future operating results and ability to secure additional capital and liquidity. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by RHI Entertainment, Inc., as well as from risks and uncertainties beyond RHI Entertainment, Inc.’s control. Such risks and uncertainties include, but are not limited to, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant customers and distributors, receipt of payment for license fees from our customers and distributors, the ability to attract new customers, penetrate new markets and distribution channels and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new distribution platforms, the ability to adequately protect our intellectual property, and general economic conditions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in RHI’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission (“SEC”) on March 5, 2009 and the Company’s other public filings with the Securities and Exchange Commission. These forward-looking statements reflect RHI Entertainment, Inc.’s expectations as of the date of this release. RHI Entertainment, Inc. undertakes no obligation to update the information provided herein.

RHI ENTERTAINMENT, INC.
Financial Highlights
(In millions)

	Three Months ended	Three Months ended
	March 31, 2009	March 31, 2008	% Change
Production Revenue	$—	$4.9	(100)%
Library Revenue	13.0	17.3	(25)%
Total Revenue	13.0	22.2	(41)%
Gross (Loss) Profit %	(3)%	21%	(24)%
Net Loss	(12.7)	(20.2)	37%
Adjusted EBITDA	(34.3)	(15.2)	(126)%

RHI ENTERTAINMENT, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008

	(Successor)	(Predecessor)
Revenue
Production revenue	$—	$4,941
Library revenue	13,003	17,280

Total revenue	13,003	22,221
Cost of sales	13,438	17,578

Gross (loss) profit	(435)	4,643
Other costs and expenses:
Selling, general and administrative	10,966	12,889
Amortization of intangible assets	314	357
Management fees paid to related parties	—	150

Loss from operations	(11,715)	(8,753)
Other (expense) income:
Interest expense, net	(9,632)	(11,754)
Interest income	3	19
Other (expense) income, net	(694)	887

Loss before income taxes and non-controlling interest in loss of consolidated entity	(22,038)	(19,601)
Income tax benefit (provision)	25	(593)

Loss before non-controlling interest in loss of consolidated entity	(22,013)	(20,194)
Non-controlling interest in loss of consolidated entity	9,311	—

Net loss	$(12,702)	$(20,194)

Basic and diluted loss per share	$(0.94)	N/A

RHI ENTERTAINMENT, INC.
Unaudited Adjusted EBITDA
(In thousands)

	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2008

	(Successor)	(Predecessor)
Net loss	$(12,702)	$(20,194)
Non-controlling interest	(9,311)	—
Interest expense, net	9,632	11,754
Income tax (benefit) expense	(25)	593
Depreciation of fixed assets	52	49
Amortization of film production costs	8,222	13,006
Amortization of intangible assets	314	357
Capitalized film production costs	(31,490)	(24,125)
Share-based compensation	478	484
Bad debt expense	532	—
Severance-related expense	—	2,847

Adjusted EBITDA (1)	$(34,298)	$(15,229)

(1)     Adjusted EBITDA represents net loss before non-controlling interest in loss of consolidated entity, interest expense, net, income tax (benefit) expense, depreciation of fixed assets, amortization of film production costs, amortization of intangible assets, share-based compensation, bad debt expense and severance-related expenses, reduced by our capitalized film production costs net of changes in accrued film production costs during the applicable period. We deduct our capitalized film production costs net of changes in accrued film production costs because we consider our film production spending to be a material aspect of our ongoing operating performance. We add back any bad debt expense, severance-related expense, impairment charges, loss on extinguishment of debt and financing-related expenses because we do not consider it to be a material aspect of our ongoing operating performance.
We present Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe a comparable measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present Adjusted EBITDA or a comparable measure when reporting their results. We also use Adjusted EBITDA for the following purposes: our management uses Adjusted EBITDA to assess our operating performance; our compensation committee judges the performance of our executives and calculates their compensation, at least in part, based on our Adjusted EBITDA performance; and Adjusted EBITDA is also widely used by us and others in our industry to evaluate and price potential acquisition candidates.
Adjusted EBITDA is a measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA has limitations as an analytical tool, is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

You are encouraged to evaluate such adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to, among others, the following limitations:
• Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
• Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
• Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
• although depreciation and certain amortization expenses are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future; and
• other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. See the statements of cash flows included in our consolidated financial statements.

RHI ENTERTAINMENT, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,	December 31,
	2009	2008
	(Successor)	(Successor)
ASSETS
Cash	$9,093	$22,373
Accounts receivable, net of allowance for doubtful accounts and discount to present value of $11,401 and $11,933, respectively	150,188	180,125
Film production costs, net	781,527	780,122
Property and equipment, net	343	370
Prepaid and other assets, net	24,400	28,928
Intangible assets, net	1,950	2,264

Total assets	$967,501	$1,014,182

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$46,459	$51,477
Accrued film production costs	173,465	195,328
Debt	576,789	576,789
Deferred revenue	12,829	13,530

Total liabilities	809,542	837,124

Stockholders’ equity
Common stock, par value $0.01 per share;125,000 shares authorized and 13,505 shares issued and outstanding	135	135
Additional paid-in capital	149,885	149,609
Accumulated deficit	(48,897)	(36,195)
Accumulated other comprehensive loss	(9,981)	(11,387)

Total RHI Inc. stockholders’ equity	91,142	102,162
Non-controlling interest in consolidated entity	66,817	74,896

Total stockholders’ equity	157,959	177,058

Total liabilities and stockholders’ equity	$967,501	$1,014,182

RHI ENTERTAINMENT, INC.
Unaudited Selected Cash Flow Information
(In thousands)

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008
	(Successor)	(Predecessor)
Net cash used in operating activities	$(13,254)	$(10,140)
Net cash used in investing activities	(26)	(39)
Net cash provided by financing activities	—	19,320
Cash (end of period)	9,093	10,548
Contacts:
Investors & Media
Erica Bartsch
Sloane & Company
Ebartsch@Sloanepr.com
212-446-1875